Exhibit 21.1

Sun Microsystems, Inc. Subsidiaries

Jurisdiction of Incorporation or Formation
3055855 Nova Scotia Company	Canada
514713 N.B. Inc.	Canada
Afara Websystems, Inc.	Delaware
Beduin Nova Scotia Company	Canada
Belle Gate Investment B.V.	Netherlands
Blue Spruce Networks, Inc.	Delaware
CenterRun, Inc.	Delaware
Chili!Soft, Inc.	California
Clustra Systems Inc.	Delaware
Clustra Systems Limited	United Kingdom
Cobalt Networks B.V.	Netherlands
Cobalt Networks GmbH	Germany
Cobalt Networks Inc.	Delaware
Cobalt Networks (UK) Limited	United Kingdom
Cobalt Progressive Systems, Inc.	Delaware
Dakota Scientific Software, Inc.	South Dakota
Diba, Inc.	Delaware
Ed Learning Systems, Inc.	Tennessee
e-tech, inc.	Tennessee
Forte Software, Inc.	Delaware
Forte Software Canada, Ltd.	Canada
Forte Software (UK) Limited	United Kingdom
grapeVine Technologies, L.L.C.	Delaware
HighGround Systems, Inc.	Delaware
HighGround Systems International, Inc.	Delaware
InfraSearch, Inc.	Delaware
Innosoft International, Inc.	California
Integrity Arts, Inc.	California
i-Planet, Inc.	California
ISOPIA Company	Canada
ISOPIA Corp.	New York
ISOPIA Limited	United Kingdom
JCP Computer Services Limited	United Kingdom
Kealia, LLC	California
Lighthouse Design Ltd.	Maryland
Lighthouse Design R&D Corporation	California
LSC, Incorporated	Minnesota
MaxStrat Corporation	California
Nauticus Networks, Inc.	Delaware
Nauticus Networks Securities Corporation	Massachusetts
NetDynamics International, Inc.	California
netIX System Consulting GmbH	Germany
Nihon Storage Technology Co. Ltd.	Japan
Niwot Acquisition Corp.	Delaware
Pirus Networks, Inc.	Delaware
Pixo, Inc.	Delaware
Pixo International Holding Company	California
Pixo UK Limited	United Kingdom
Sarrus Software, Inc.	California
SeeBeyond (Belguim) N.V.	Belgium
SeeBeyond (Deutschland) GmbH	Germany
SeeBeyond (France) SARL	France
SeeBeyond (Italy) S.R.L.	Italy
SeeBeyond (Nordic) ApS	Nordic
SeeBeyond (Norway) AS	Norway
SeeBeyond (Schweiz) AG	Switzerland
SeeBeyond (Sweden) AB	Sweden
SeeBeyond (UK) Ltd.	United Kingdom
SeeBeyond B.V.	Netherlands
SeeBeyond Espana SL	Spain
SeeBeyond Limited (New Zealand)	New Zealand
SeeBeyond Pte Ltd.	Singapore
SeeBeyond Pty Ltd.	Australia
SeeBeyond Technology Corporation	Delaware
SeeBeyond Technology Corporation Japan KK	Japan
SeeBeyond Technology Corporation Korea Ltd.	Korea
SevenSpace, Inc.	Delaware
Solaris Assurance, Inc.	Bermuda

Solaris Corporation	California
Solaris Indemnity, Ltd.	Bermuda
STC Systems Pvt Ltd.	Australia
Storage Technology (Belgium) N.V./S.A.	Belgium
Storage Technology (Bermuda) Ltd.	Bermuda
Storage Technology (The Netherlands) B.V.	Netherlands
Storage Technology Asia/Pacific, K.K.	Japan
Storage Technology Austria GmbH	Austria
Storage Technology Corporation	Delaware
Storage Technology European Operations, S.A.S.	France
Storage Technology France, S.A.S.	France
Storage Technology GmbH	Germany
Storage Technology Holding GmbH	Germany
Storage Technology Holding Limited	United Kingdom
Storage Technology Italia, S.p.A.	Italy
Storage Technology Limited	United Kingdom
Storage Technology of Australia Pty., Limited	Australia
Storage Technology Sweden AB	Sweden
StorageTek (Bermuda) Finance Limited	Bermuda
StorageTek (China) Services Company Limited	China
StorageTek (Malaysia) Sdn. Bhd.	Malaysia
StorageTek (Netherlands Antilles) Holding N.V.	Netherlands Antilles
StorageTek A/S	Denmark
StorageTek AG	Switzerland
StorageTek AS	Norway
StorageTek Brasil Ltda.	Brazil
StorageTek Canada, Inc.	Canada
StorageTek Chile S.A.	Chile
StorageTek de Mexico, S.A. de C.V.	Mexico
StorageTek Espana, S.A.	Spain
StorageTek European Holding, B.V.	Netherlands
StorageTek Global Trading B.V.	Netherlands
StorageTek International Corporation	Delaware
StorageTek International Corporation, Taiwan Branch (TW2)	Taiwan
StorageTek International Services Corp.	Delaware
StorageTek Ireland Limited	Ireland
StorageTek Korea, Ltd.	Korea
StorageTek New Zealand Pty., Limited	New Zealand
StorageTek North Asia Limited	Hong Kong
StorageTek OY	Finland
StorageTek Poland Sp. Zo.o.	Poland
StorageTek SBG Europe S.A.S.	France
StorageTek South Asia Pte. Ltd.	Singapore
Sun Microsystems AB	Sweden
Sun Microsystems AO	Russia
Sun Microsystems AS	Norway
Sun Microsystems Australia Pty. Ltd.	Australia
Sun Microsystems (Barbados), Ltd.	Barbados
Sun Microsystems Belgium N.V./S.A.	Belgium
Sun Microsystems Benelux B.V.	Netherlands
Sun Microsystems (Bilgisayar Sistemleri) L.S.	Turkey
Sun Microsystems Capital, LLC	Delaware
Sun Microsystems Capital Investments Plc	Gibraltar
Sun Microsystems (China) Co., Ltd.	People’s Republic of China
Sun Microsystems China Ltd.	Hong Kong
Sun Microsystems Consulting Limited	People’s Republic of China
Sun Microsystems Czech s.r.o.	Czech Republic
Sun Microsystems Danmark A/S	Denmark
Sun Microsystems de Argentina S.A.	Argentina
Sun Microsystems de Chile, S.A.	Chile
Sun Microsystems de Colombia, S.A.	Colombia
Sun Microsystems de Mexico, S.A. de C.V.	Mexico
Sun Microsystems de Venezuela, S.A.	Venezuela
Sun Microsystems Distributions International, Inc.	California
Sun Microsystems do Brasil Industria e Comericio Ltda.	Brazil
Sun Microsystems (Egypt) LLC	Egypt
Sun Microsystems Europe Properties B.V.	Netherlands
Sun Microsystems Europe Properties, Inc.	California
Sun Microsystems Exchange, Inc.	Delaware
Sun Microsystems Federal, Inc.	California
Sun Microsystems Finance K.K.	Japan
Sun Microsystems France S.A.	France
Sun Microsystems Ges.m.b.H	Austria
Sun Microsystems GmbH	Germany
Sun Microsystems (Hellas) S.A.	Greece
Sun Microsystems Holdings Limited	United Kingdom
Sun Microsystems Hungary Computing Limited Liability Company	Hungary
Sun Microsystems Iberica, S.A.	Spain
Sun Microsystems India Private Limited	India
Sun Microsystems Intercontinental Operations	California
Sun Microsystems International B.V.	Netherlands
Sun Microsystems International Holding B.V.	Netherlands
Sun Microsystems International, Inc.	California
Sun Microsystems Ireland Limited	Ireland
Sun Microsystems Israel Ltd.	Israel
Sun Microsystems Italia S.p.A.	Italy
Sun Microsystems K.K.	Japan
Sun Microsystems Korea, Ltd.	South Korea
Sun Microsystems Limited	United Kingdom
Sun Microsystems LLC	California
Sun Microsystems Luxembourg SARL	Luxembourg
Sun Microsystems Malaysia Sdn. Bhd.	Malaysia
Sun Microsystems Management Services Corporation	California
Sun Microsystems (Middle East) B.V.	Netherlands
Sun Microsystems Nederland B.V.	Netherlands
Sun Microsystems (NZ) Limited	New Zealand

Sun Microsystems of California, Inc.	California
Sun Microsystems of California Limited	Hong Kong
Sun Microsystems of Canada Inc.	Canada
Sun Microsystems Oy	Finland
Sun Microsystems Poland Sp.z.o.o	Poland
Sun Microsystems (Portugal) Tecnicas de Informatica, Sociedade Unipessoal, Limitada	Portugal
Sun Microsystems Products, Ltd.	People’s Republic of China
Sun Microsystems Properties, Inc.	California
Sun Microsystems Pte. Ltd.	Singapore
Sun Microsystems Risk Management, Inc.	California
Sun Microsystems (Schweiz) A.G.	Switzerland
Sun Microsystems Scotland B.V.	Netherlands
Sun Microsystems Scotland Limited	Scotland
Sun Microsystems Scotland LP	Scotland
Sun Microsystems Slovakia, s.r.o	Slovak Republic
Sun Microsystems (South Africa) (Pty) Limited	Republic of South Africa
Sun Microsystems Superannuation Nominees Pty. Ltd.	Australia
Sun Microsystems SPB LLC	Russian Federation
Sun Microsystems Taiwan Limited	Taiwan
Sun Microsystems Technology Ltd.	Bermuda
Sun Microsystems Technology Pty. Ltd.	Australia
Sun Microsystems (Thailand) Limited	Thailand
Sun Microsystems (U.A.E.) Ltd.	Cayman Islands
SunSoft, Inc.	California
SunSoft International, Inc.	California
Sun TSI Subsidiary, Inc.	Delaware
Terraspring, Inc.	Delaware
Terraspring (Private) Limited	Pakistan
The Sun Microsystems Foundation	California
Trustbase Limited	United Kingdom
Waveset Technologies, Inc.	Delaware
Waveset Technologies UK Limited	United Kingdom